Exhibit 99.1

LogMeIn Announces Deal to Acquire Jive Communications,

Takes Aim at $25 Billion UCC Market

Makers of GoToMeeting to add Unified Communications Provider to

Market-Leading Collaboration Portfolio

BOSTON, February 8, 2018 – LogMeIn, Inc. (Nasdaq:LOGM) today announced that it has entered into a definitive agreement to acquire Jive Communications, a leading provider of cloud-based phone systems and Unified Communications services and one of the fastest growing players in the Unified Communications-as-a-Service (UCaaS) space. Upon closing, the deal will accelerate LogMeIn’s overall Unified Communications and Collaboration (UCC) strategy and bolster LogMeIn’s popular collaboration portfolio, bringing together LogMeIn’s market-leading offerings like GoToMeeting, GoToWebinar, OpenVoice, and join.me with Jive’s innovative and award-winning UC products. The deal is expected to close during the second quarter of 2018, subject to certain regulatory approvals and customary closing conditions.

With one of the world’s most widely recognized collaboration portfolios, LogMeIn is a leader in web conferencing and web events. The LogMeIn collaboration portfolio, alone, serves 25 million users, seven million meetings, and over 900 million conferencing minutes every month.

Headquartered in Orem, Utah, Jive Communications is a privately held, venture-backed company with offices in the U.S., Canada and Latin America. With over 20,000 customers worldwide, a growth rate exceeding its peers in the high-growth UCaaS market, and an industry best net promoter score (NPS), Jive is widely recognized for its innovative technology, elegant and intuitive user experience, simple, scalable delivery model, and best-in-class customer service.

“Jive’s success in UCaaS is a testament to its modern cloud-based platform, its deliberate focus on customer satisfaction, and its renowned culture of innovation. We believe the combination of Jive’s award-winning voice, video, contact center and mobile applications with our leading collaboration products, GoToMeeting and join.me, will give LogMeIn one of the best and most comprehensive UCC offerings in the market,” said Bill Wagner, President and CEO of LogMeIn. “The result is a deal that will accelerate our overall growth, set a new standard in the UCC market, and provide us with a foundation upon which we’ll build the next generation of LogMeIn’s UCC portfolio.”

“With market defining brands like GoToMeeting and GoToWebinar, LogMeIn is one of the most recognized and respected names in collaboration – a leader with the reach, scale and resources capable of fueling Jive’s next chapter of growth and customer-focused innovation. They are also a company that shares our vision and philosophy for giving millions of people a better, simpler, friction-free way to communicate and collaborate on their terms,” said John Pope, CEO of Jive Communications. “It’s a combination that immediately gives both parties the power to deliver significantly more value to our combined customer bases.”

Management

Following the close of the transaction, the parties anticipate that John Pope, the CEO of Jive Communications, will continue to run the Jive Communications business, reporting directly to Bill Wagner.

Transaction Details

LogMeIn’s acquisition of Jive Communications, through its wholly-owned subsidiary LogMeIn USA, Inc., will be effected through a merger with Jive Communications continuing as a wholly-owned subsidiary of LogMeIn USA, Inc. Under the terms of the merger agreement, LogMeIn is expected to pay $342 million in cash upon close for all outstanding equity interests in Jive, subject to potential working capital and other adjustments as further described in the definitive merger agreement. LogMeIn is also expected to pay up to an additional $15 million in cash contingency payments upon the achievement of specified milestones over the two-year period following the closing of the transaction.

Consummation of the merger is subject to various conditions, including, among others, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and consent of the Federal Communications Commission and certain other customary closing conditions.

Conference Call Information

LogMeIn will host a conference call to discuss the details of the transaction at 8:30 am ET, today, Thursday, February 8, 2018. Details as follows:

What: Conference call and live webcast to discuss LogMeIn’s planned acquisition of Jive Communications

When: Thursday, February 8, 2018

Time: 8:30 am ET

Live call: Dial In: (888) 394-8218

Dial In (International): (323) 701-0225

Conference ID #: 6578973

Replay Number: (719) 457-0820

Webcast: https://investor.logmeininc.com/about-us/investors/events-and-presentations/webcasts/default.aspx

Market Sizing

In a May 2017 report entitled, “Worldwide Unified Communications and Collaboration Forecast, 2017–2021,” IDC reports that the UCC market will reach $33.8 billion in total worldwide revenue in 2017. As shared at LogMeIn’s recent Investor Day, the company estimates the total addressable market opportunity to be more than $25 billion of that total.

About Jive Communications

Jive provides cloud-based phone systems and Unified Communications services. Jive’s customers include high-growth businesses and public sector institutions needing a scalable platform that is more flexible and cost-effective than their existing legacy systems. Jive’s cloud architecture offers an integrated, seamless experience that provides richer context and creates more efficient connections between co-workers and clients. Jive’s cloud delivery model ensures that each organization always has the latest technology, features, and applications—making Jive the last phone system you’ll ever need.

About LogMeIn

LogMeIn, Inc. (Nasdaq:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Forward-looking Statements

This communication contains “forward-looking statements” concerning LogMeIn, Inc. (“LMI”) and Jive Communications (“Jive”), the proposed transaction and other matters. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States 5 Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward looking. These forward-looking statements are based on the current expectations, beliefs and assumptions of the management of LMI and Jive concerning future developments and business conditions. There can be no assurance that future developments affecting the parties will be those that the parties anticipate. Among the risks and uncertainties that could cause actual results to differ from those described in the forward looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (3) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (4) the length of time necessary to consummate the proposed transactions, or (5) adverse trends in economic conditions generally or in the industries in which the LMI and Jive operate. Discussions of additional risks and uncertainties are contained in LMI’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Neither LMI, nor Jive is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Contacts:

Investors:

Rob Bradley

781-897-1301

rbradley@logmein.com

Media:

Craig VerColen

781-897-0696

press@logmein.com